AUDITORS CONSENT


The Board of Directors and Shareholders
Lexington Strategic Investments, Inc.:

In connection with the registration statement on Form N-14 dated March 4, 1999 for Lexington Strategic Investments, Inc. we consent to the incorporation by reference of:

o our report dated August 10, 1998 in the June 30, 1998 Annual Report of Lexington Strategic Investments Fund, Inc. and to the reference to our firm under the heading "Independent Auditors" in the Lexington Strategic Investments Fund, Inc. Statement of Additional Information and

o our report dated February 19, 1999 included in the December 31, 1998 Annual Report of Lexington Goldfund, Inc. and to the reference to our firm under the heading "Shareholder Reports" in the Lexington Goldfund, Inc. Statement of Additional Information dated May 1, 1998.

In addition, we consent to the reference to our firm under Part 4 "Fund Information" in the Lexington Strategic Investments, Inc. Combined Proxy Statement and Prospectus.


                                   /s/KPMG LLP
                                    KPMG LLP

New York, New York
March 4, 1999